UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2005

Schlotzsky’s, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-27008	74-2654208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 Colorado Street, Suite 600, Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (512) 236-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets.

            On January 7, 2005, Schlotzsky’s, Inc., a Texas corporation (the “Corporation”), Schlotzsky’s Restaurants, Inc., a Texas corporation, Schlotzsky’s Real Estate, Inc., a Texas corporation, Schlotzsky’s Franchisor, LLC, a Delaware limited liability company, Schlotzsky’s Franchise Operations, LLC, a Delaware limited liability company, Schlotzsky’s Brand Products, LLC, a Delaware limited liability company, DFW Restaurant Transfer Corp., a Texas corporation, 56th and 6th, Inc., a Texas corporation, RAD Acquisition Corp., a Texas corporation, and San Felipe, LLC, a Texas limited liability company (collectively, the “Sellers”), completed the disposition of a significant amount of the assets of the Sellers to Cox Acquisitions, Ltd., a Texas limited partnership (“Cox Acquisitions”), as assignee of Bobby Cox Companies, Inc., a Texas corporation (the “Buyer”), for approximately $28,500,000, subject to a working capital adjustment, pursuant to that certain Purchase and Sale Agreement effective as of December 7, 2004 by and among the Sellers and the Buyer (the “Purchase and Sale Agreement”).

The Sellers and the Buyer entered into the Purchase and Sale Agreement pursuant to the auction procedures for the proposed sale of substantially all of the assets of the Sellers, as approved by the Honorable Leif M. Clark in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, by order dated November 24, 2004.  The assets involved are described in the Purchase and Sale Agreement which is incorporated herein by reference from the current report on Form 8-K filed December 13, 2004 by the Corporation with the Commission.  See also the disclosure(s) under Item 2.05 of this Current Report on Form 8-K.

For no additional consideration other than the assumption of certain obligations, on January 7, 2005, the Corporation entered into that certain Purchase and Sale Agreement (the “Additional Purchase and Sale Agreement”) dated January 7, 2005 by and among the Corporation, Schlotzsky’s Restaurants, Inc., a Texas corporation, and Schlotzsky’s Real Estate, Inc., a Texas corporation (collectively, the “Schlotzsky’s Sellers”), and Cox Acquisitions and BCC Real Estate Holdings, Ltd., a Texas limited partnership (the “Cox Buyers”).

            The Additional Purchase and Sale Agreement provides for the sale of certain assets of the Schlotzsky’s Sellers, including, but not limited to, additional restaurants of the Schlotzsky’s Sellers, to the Cox Buyers and the assumption of certain obligations of the Schlotzsky’s Sellers by the Cox Buyers and is subject to the approval of the sale by the Honorable Leif M. Clark in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division.

Item 2.05        Costs Associated with Exit or Disposal Activities.

            The actions described in the Purchase and Sale Agreement, as approved by the board of directors of the Corporation (the “Board”), were completed on January 7, 2004.  The Corporation does not anticipate any exit costs allocated to severance pay or relocation expenses; all other costs are indeterminable at this time and will not be final until the proceedings in the United States Bankruptcy Court are resolved.

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            Gary Cadenhead, Floor Mouthaan, Pike Powers, John Sharp and Sarah Weddington resigned from the Board effective as of January 7, 2005.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            Effective as of January 7, 2005, the Board amended the bylaws of the Corporation to change the minimum number of directors constituting the Board from three (3) directors to one (1) director.  This amendment to the bylaws of the Corporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.  The bylaws of the Corporation are incorporated herein by reference from Exhibit 3.3 to the Form 10-Q filed on November 12, 2004.

Item 7.01        Regulation FD Disclosure.

            The Corporation elects to disclose the information in the press release furnished as Exhibit 99.1 to this report and incorporated herein by reference through Form 8-K pursuant to Regulation FD.

Item 9.01        Financial Statements and Exhibits.

            (c)        Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amendment to Fourth Amended and Restated Bylaws as amended (filed herewith)
10.1

Purchase and Sale Agreement dated December 7, 2004 by and among Schlotzsky’s, Inc., a Texas corporation, Schlotzsky’s Restaurants, Inc., a Texas corporation, Schlotzsky’s Real Estate, Inc., a Texas corporation, Schlotzsky’s Franchisor, LLC, a Delaware limited liability company, Schlotzsky’s Franchise Operations, LLC, a Delaware limited liability company, Schlotzsky’s Brand Products, LLC, a Delaware limited liability company, DFW Restaurant Transfer Corp., a Texas corporation, 56th and 6th, Inc., a Texas corporation, RAD Acquisition Corp., a Texas corporation, San Felipe, LLC, a Texas limited liability company, and Bobby Cox Companies, Inc., a Texas corporation (incorporated herein by reference from the Current Report on Form 8-K filed December 13, 2004 by Schlotzsky’s, Inc. with the Commission)

99.1	Press Release dated January 10, 2005 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schlotzsky’s, Inc.

By:	/s/ David Samuel Coats
Name:	David Samuel Coats
Title:	President and Chief Executive Officer
Date:	January 13, 2005

Exhibit 3.1

Amendment to Fourth

The first sentence of Article III, Section 3.2, of the Bylaws as in effect prior to January 7, 2005, reads as follows:

“Except as otherwise provided by or fixed pursuant to the provisions of Article IV, Section 8 (Class C Preferred Stock) of the Articles of Incorporation with respect to the right(s) of holders of any Preferred Stock or series of Preferred Stock to elect any additional director(s), the number of directors which shall constitute the “whole” (as defined below) Board of Directors shall be not less than three (3) and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors.”

The first sentence of Article III, Section 3.2, of the Bylaws as amended as of January 7, 2005, reads as follows:

            “Except as otherwise provided by or fixed pursuant to the provisions of Article IV, Section 8 (Class C Preferred Stock) of the Articles of Incorporation with respect to the right(s) of holders of any Preferred Stock or series of Preferred Stock to elect any additional director(s), the number of directors which shall constitute the “whole” (as defined below) Board of Directors shall be not less than one and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors.”

Exhibit 99.1

Press Release

Bobby Cox Companies Closes Sale of Schlotzsky’s

Restaurant Veterans Launch New Era for ‘Fast Casual’ Dining Leader

AUSTIN, Texas (January 10, 2005) – Bobby Cox Companies, Inc. announced today that it has closed on its purchase of substantially all of the assets of Schlotzsky’s, Inc.  Bobby Cox Companies will operate the Schlotzsky’s franchise system as a privately owned company, will keep its headquarters in Austin, and will retain all current Schlotzsky’s employees.  The sale was approved on December 8, 2004, by Judge Leif Clark of the United States Bankruptcy Court for the Western District of Texas, San Antonio Division after the Company filed for Chapter 11 protection and subsequently auctioned off its assets to the Bobby Cox Companies.

The new management group will include Bobby D. Cox as Chairman, Bob Barnes as President and Ronny Jordan as Chief Financial Officer.  Darrell Kolinek will remain as Vice President of Operations.  This group brings more than 90 years experience in the restaurant industry, as both a franchisor and a franchisee, providing a unique and valuable perspective on how to position the Company and its franchisees for success.  Initial steps toward that goal will be to focus on cost efficiencies and more effective and localized marketing.

“We have long admired the passion customers have for Schlotzsky’s and its Original sandwich, and we are excited to take the Company to a new level of respect and success.  Based on the feedback I have received from employees, franchisees and suppliers, that excitement is spreading like wildfire throughout our community. Everyone is enthusiastic about the tremendous opportunities ahead,” said Bob Barnes.  “By remaining in Austin, we intend to continue to be a part of the community that helped build our brand and to retain all of the Schlotzsky’s home office staff, thereby preserving continuity for our franchisees.  In addition, we have created an unparalleled management team to spearhead what we think will be one of the most inspiring turnaround stories in the restaurant industry.”

“From the day the sale was approved by the bankruptcy court, the management team from Bobby Cox Companies has been visible in the franchise system, taking the time to listen to our concerns and truly understand the steps necessary to return Schlotzsky’s to the position it deserves in the restaurant industry,” said Jan Carmean, a Schlotzsky’s franchisee in Athens, Georgia.  “I believe this management group is equipped to help us become a stronger and more viable system, and I’m excited to be a part of the Schlotzsky’s concept.”

Bobby Cox Companies, Inc. is a dynamic family of service businesses dedicated to meeting the needs of today's consumers.  Under the guidance of its founder, Bobby D. Cox, the company has grown from its humble beginnings as a single coffee shop restaurant in 1961 in Odessa to a multi-concept organization operating more than 30 businesses throughout the southwestern United States.  From entertainment, restaurants, and telecommunications to oil and gas production, custom food manufacturing, ranching and real estate development, the Bobby Cox Companies is the embodiment of the entrepreneurial spirit of free enterprise.  The company is headquartered in the International Plaza Building in Ft. Worth, Texas, and employs more than 2,200 people throughout Texas, Oklahoma, Missouri, Arkansas and New Mexico.  As of January 7, 2005 there were 445 Schlotzsky's® restaurants open and operating in 36 states, the District of Columbia and six foreign countries. Visit www.schlotzskys.com for more information.

Contact:

Schlotzsky's

Anne Braidish

(512) 236-3744

Visit www.schlotzskys.com for more information